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                                 EXHIBIT  8.1

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                          JONES, DAY, REAVIS & POGUE

                          3500 One Peachtree Center
                             303 Peachtree Street
                         Atlanta, Georgia  30308-3242




                                 May 3, 1996





AMC, Inc.
240 Peachtree Street, N.W.
Suite 2200
Atlanta, Georgia 30303




Dear Sirs:


        We have acted as counsel to AMC, Inc. ("AMC") in connection with the Registration Statement on Form S-4 of AMC to which this opinion appears as an exhibit (the "Registration Statement"), which includes the Prospectus of AMC (the "Prospectus"). Capitalized terms not defined herein have the meaning ascribed therein.



        We hereby confirm that, in our opinion, the disclosure in the Prospectus under the heading "Certain Federal Income Tax Considerations" sets forth our opinion accurately and completely in all material respects, subject to the discussion and qualifications set forth therein.





        We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement.


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                                                JONES, DAY, REAVIS & POGUE

AMC, Inc.

May 3, 1996

Page 2

                                        Very truly yours,


                                        /s/ Jones, Day, Reavis & Pogue



                                        Jones, Day, Reavis & Pogue